AMENDMENT TO THE
            NATIONSBANK CORPORATION AND DESIGNATED SUBSIDIARIES
                         DIRECTORS' RETIREMENT PLAN

     WHEREAS, NationsBank Corporation ("NationsBank") sponsors the NationsBank Corporation and Designated Subsidiaries Directors' Retirement Plan (the "Plan") for the benefit of non-employee directors of NationsBank, NationsBank of North Carolina, N.A. and NationsBank of Florida, N.A.; and

     WHEREAS, NationsBank desires to amend the Plan to "freeze" the eligibility requirements of the Plan with respect to NationsBank of North Carolina, N.A. and NationsBank of Florida, N.A. to limit eligibility to those directors of NationsBank of North Carolina, N.A. and NationsBank of Florida, N.A. who are directors on October 31, 1994; and

     WHEREAS, such amendment to the Plan has been authorized and approved by the Board of Directors of NationsBank pursuant to Article IV of the Plan;

     NOW, THEREFORE, NationsBank does hereby declare that the Plan is hereby amended effective as of the date hereof as follows:

     1. Section 2.1(b) of the Plan is hereby amended to add the following sentence at the end of Section 2.1(b):

     "Notwithstanding any provision in the Plan to the contrary, a Director of NationsBank of North Carolina, N.A. or NationsBank of Florida, N.A. who first becomes a Director after October 31, 1994 shall be ineligible for any benefits under this Plan."

     2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.


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     IN WITNESS WHEREOF, NationsBank, on behalf of the Participating
Employers, has caused this instrument to be executed by its duly authorized officer as of the 28th day of September, 1994.

                              NATIONSBANK CORPORATION


                              By:  /s/ C. J. Cooley
                                 C. J. Cooley
                                 Executive Vice President

                              "NationsBank"

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